Exhibit 21

LIST OF THE WESTERN UNION COMPANY SUBSIDIARIES

(as of December 31, 2011)

Name of Subsidiary	Jurisdiction of Incorporation
A. Serviban S.A.	Peru
American Rapid Corporation	Delaware, USA
Angelo Costa International Ltd.	Ireland
Angelo Costa Spain S.A.	Spain
Banco Western Union do Brasil S.A.	Brazil
Cambitur International, S.A.	Spain
CHL Management Services Limited Partnership	Canada
Custom House (Retail) Ltd.	Canada
Custom House (NZ) Ltd.	New Zealand
Custom House (Online) Ltd.	Canada
Custom House (USA) Ltd.	Washington, USA
Custom House Currency Exchange (Australia) Pty. Limited	Australia
Custom House Currency Exchange (Singapore) Pte. Limited	Singapore
Custom House Holdings (USA) Ltd.	Washington, USA
Custom House Financial (UK) Limited	United Kingdom
Custom House S.p.A.	Italy
Custom House ULC	Canada
Custom House Ventures ULC	Canada
Custom House Financial Ltd.	Canada
E Commerce Group Products Inc.	New York, USA
E Commerce Group, Inc.	New York, USA
Western Union Holding (Bermuda) Ltd.	Bermuda
Western Union (Bermuda) Holding Finance Ltd.	Bermuda
Western Union Management (Bermuda) Limited	Bermuda
Finint Partecipazioni SRL	Italy
Finint SRL	Italy
Finint UK Ltd.	United Kingdom
First Financial Management Corporation	Georgia, USA
Global Collection Services, S.A.	Argentina
Grant Financial Group, Inc.	California, USA
Grupo Dinámico Empresarial, S.A. de C.V.	Mexico
LawNet, Inc.	New York, USA
LegalTech, Inc.	New York, USA
MSR Marketing Services GmbH	Austria
MT Caribbean Holdings SRL	Barbados
MT Global Holdings Ltd.	Bermuda
MT Group Ltd.	Bermuda
MT Holdings (Bermuda) Ltd.	Bermuda
MT International Holdings, Ltd.	Bermuda
MT International Operations Ltd.	Bermuda
MT International Operations Partnership	Bermuda
MT Network Holdings Ltd.	Bermuda
MT Payment Services Operations EU/EEA Limited	Ireland
MT Processing Holdings Ltd.	Bermuda

MT Worldwide Holdings Ltd.	Bermuda
On Time AG	Switzerland
Operaciones Internationales OV, S. de R.L. de C.V.	Mexico
Orlandi de Mexico S.A. de C.V.	Mexico
PayBills.com Inc.	New York, USA
Paymap Inc.	Delaware, USA
Red Global SA	Argentina
RII Holdings, Inc.	Delaware, USA
Ruesch Holdings, Inc.	Delaware, USA
Ruesch International, Inc.	Delaware, USA
Ruesch International LLC	Delaware, USA
Servicio Electrónico de Pago S.A.	Argentina
Servicio Integral de Envios, S. de R.L. de C.V.	Mexico
Servicios de Apoyo GDE, S.A. de C.V.	Mexico
Societe Financiere de Paiements S.A.S.	France
SpeedPay, Inc.	New York, USA
The Western Union Real Estate Holdings LLC	Delaware, USA
Transfer Express de Panama S.A.	Panama
Travelex Financial Services Malta Limited	Malta
Travelex GBP Australia Pty Limited	Australia
Travelex GBP Hong Kong Limited	Hong Kong
Travelex GBP Investments Ltd.	United Kingdom
Travelex GBP Japan KK	Japan
Travelex GBP Prague, SRO	Czech Republic
Travelex GBP (SA) Limited	United Kingdom
Travelex Global Business Payments, Inc.	Delaware, USA
Travelex Global Business Payments Limited	United Kingdom
Travelex Global Financial Services (Singapore) Pte Ltd.	Singapore
Travelex Malta Holdings Limited	Malta
Travelex Malta Limited	Malta
Travelex Payments Limited	United Kingdom
Travelex Singapore Pte Limited	Singapore
Union del Oeste de Costa Rica SRL	Costa Rica
Vigo Remittance Canada Company	Nova Scotia, Canada
Vigo Remittance Corp.	Delaware, USA
Vigo Remittance España SA	Spain
Vigo UK Limited	United Kingdom
Western Union Acquisition Partnership	Australia
Western Union Benelux MT Ltd.	Ireland
Western Union Chile Limitada	Chile
Western Union Communications, Inc.	Delaware, USA
Western Union Corretora de Cambio S.A.	Brazil
Western Union Deutschland GbR	Germany
Western Union do Brasil Participacoes Limitada	Brazil
Western Union do Brasil Servicos e Participacoes Ltda.	Brazil
Western Union (Hellas) International Holdings S.A.	Greece
Western Union Holding (Bermuda) Ltd. & Co. OG	Austria
Western Union Financial Holdings L.L.C.	New York, USA
Western Union Financial Services Argentina SRL	Argentina
Western Union Financial Services (Australia) PTY Ltd.	Australia
Western Union Financial Services (Belgium) SPRL	Belgium
Western Union Financial Services (Canada), Inc.	Ontario, Canada

Western Union Financial Services Eastern Europe LLC	Delaware, USA
Western Union Financial Services International (France) SARL	France
Western Union Financial Services GmbH	Austria
Western Union Financial Services (Hong Kong) Limited	Hong Kong
Western Union Financial Services (Italia) SRL	Italy
Western Union Financial Services (Korea) Inc.	Korea
Western Union Financial Services (Luxembourg) SARL	Luxembourg
Western Union Financial Services, Inc.	Colorado, USA
Western Union GB Limited	United Kingdom
Western Union Global Network Pte. Limited	Singapore
Western Union Holdings, Inc.	Georgia, USA
Western Union International Bank GmbH	Austria
Western Union International Ltd.	Ireland
Western Union Ireland Holdings Limited	Ireland
Western Union Italy Holdings SRL	Italy
Western Union, LLC	Colorado, USA
Western Union (Malaysia) SBN BHD	Malaysia
Western Union Morocco SARL	Morocco
Western Union MT East	Russian Federation
Western Union Network (Bermuda) Limited	Bermuda
Western Union Network (Canada) Company	Nova Scotia, Canada
Western Union Network (France) SAS	France
Western Union Network (Ireland) Limited	Ireland
Western Union Northern Europe GmbH	Germany
Western Union Online Limited	Ireland
Western Union Operations (UK) Ltd.	United Kingdom
Western Union Overseas Limited	Ireland
Western Union Peru SAC	Peru
Western Union Payment Services Ireland Limited	Ireland
Western Union Payment Services Network (Canada) ULC	Canada
Western Union Payment Services Network EU/EEA Limited	Ireland
Western Union Payment Services UK Limited	United Kingdom
Western Union Processing Ltd.	Ireland
Western Union Processing Lithuania, UAB	Lithuania
Western Union Provision of Marketing & Advertising Services (Hellas) MEPE	Greece
Western Union Regional Panama S.A.	Panama
Western Union Retail Services Belgium	Belgium
Western Union Retail Services Norway AS	Norway
Western Union Retail Services Ireland Limited	Ireland
Western Union Retail Services GB Limited	United Kingdom
Western Union Retail Services RO SRL	Romania
Western Union Retail Services Spain S.A.	Spain
Western Union Retail Services SRL	Italy
Western Union Retail Services Sweden AB.	Sweden
Western Union Retail Services Switzerland AG	Switzerland
Western Union Holding (Netherlands) C.V.	Netherlands
Western Union Luxembourg Holdings 1 SARL	Luxembourg
Western Union Luxembourg Holdings 2 SARL	Luxembourg
Western Union Luxembourg Holdings 3 SARL	Luxembourg
Western Union Luxembourg Holdings 4 SARL	Luxembourg
Western Union Services, Inc.	Maryland, USA
Western Union Services India Private Limited	India

Western Union Services (Philippines) Inc.	Philippines
Western Union Services Singapore Private Limited	Singapore
Western Union Services S.L.	Spain
Western Union Services (Spain) S.L.	Spain
Western Union Settlement Holdings Limited	Ireland
Western Union Singapore Limited	Bermuda
Western Union Support Services (Nigeria) Limited	Nigeria
Western Union Consulting Services (Beijing), Co., Ltd.	China
WU BP Peru SRL	Peru